SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 1, 2005

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11860	04-3144936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Dell Ave., Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 866-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Information

On January 4, 2005, Focus Enhancements, Inc. issued a press release discussing its expected results of operations for the three months ended December 31, 2004. This press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this report shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superceded by information as of a subsequent date that is included in or incorporated by reference into such registration statement.  The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 1, 2005, Focus Enhancements, Inc. entered into a Fourth Amendment to Lease (the “Amended Lease”) with H-K Associates. Under the terms of the Amended Lease, Focus Enhancements Inc. (“Focus”), will continue to rent, at its Campbell, California, headquarters, 27,500 square feet for a period of three years at a base rent of $22,000 a month for the first two years, increasing to $22,880 a month in the third year. In addition to the base rent, Focus will be subject to other terms and conditions including payment of certain operating costs.

Item 9.01. Financial Statements and Exhibits

(c)        Exhibits

99.1     Focus Enhancements, Inc. preliminary earnings press release for the three months ended December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date: January 4, 2005	By:/s/ Gary Williams
Name: Gary Williams
Title: VP of Finance and CFO